EXHIBIT 10.12

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of March 15, 2018 (the “Second Amendment Effective Date”), is made by and among ABRH, LLC, a Delaware limited liability company (the “Borrower”), FIDELITY NEWPORT HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), the Subsidiaries of Holdings party hereto as guarantors (together with Holdings, each a “Guarantor” and, collectively, the “Guarantors”), CANNAE HOLDINGS, LLC, (“Cannae”) as a Lender and as administrative agent under the Credit Agreement (as hereinafter defined) (in such capacity, the “Administrative Agent”) and the Lenders party hereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

W I T N E S S E T H

WHEREAS, (a) Holdings, the Borrower, certain banks and financial institutions from time to time party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent (the “Original Agent”), entered into that certain Credit Agreement dated as of August 19, 2014 (as amended by that certain First Amendment to Credit Agreement, dated as of February 27, 2017, and as further amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”) and (b) the Borrower, the Guarantors and the Original Agent are parties to that certain Guaranty and Security Agreement dated as of August 19, 2014 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Collateral Agreement”);

WHEREAS, on March 15, 2018, Cannae purchased all of the outstanding loans and commitments of the Lenders under the Credit Agreement, and currently constitutes the sole Lender;

WHEREAS, on March 15, 2018, the Original Agent resigned as administrative agent under the Credit Agreement and the Collateral Agreement (and all other Loan Documents) and Cannae was appointed to serve as administrative agent thereunder;

WHEREAS, the Credit Parties have requested that the Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Required Lenders are willing to make such amendments to the Credit Agreement, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS

1.1    Amendments to Credit Agreement and Other Loan Documents. From and after the Second Amendment Effective Date, the parties hereto agree that, notwithstanding anything to the contrary in the

Credit Agreement or any other Loan Document, the Credit Agreement (and any other Loan Document, as applicable) is hereby deemed to be revised as follows:

(a)Revolving Loan Available at Lenders’ Sole Discretion. Borrower may request advances under the Revolving Loan (using the procedures and timing applicable to Base Rate Loans as in effect immediately prior to the Second Amendment Effective Date), but the Lenders shall have no obligation to make such advances under the Revolving Loan (or to make Swingline Loans or issue Letters of Credit). If the Lenders unanimously agree, in their respective sole discretion, to make any requested advance under the Revolving Loan (or to make a Swingline Loan or issue a Letter of Credit), then the Lenders shall fund such advance in the manner contemplated in the Credit Agreement.

(b)Interest. From and after the Second Amendment Effective Date: (i) interest on all Revolving Credit Loans (whether outstanding on the Second Amendment Effective Date or advanced thereafter), Term Loans and any other Obligations of any Credit Party shall accrue at the fixed rate of ten percent (10%) per annum and be calculated on a 365/366 day basis for the number of days actually elapsed (plus in any situation where a default rate would apply pursuant to Section 5.1(b) of the Credit Agreement, two percent (2%) per annum); (ii) accrued interest shall be due and payable on the last day of each Fiscal Quarter of the Borrower (or the immediately preceding Business Day if such last day is not a Business Day); and (iii) for the avoidance of doubt, interest shall no longer be calculated in reference to the LIBOR Rate or the Base Rate.

(c)Temporary Suspension of Financial Covenant Testing. The testing of the financial covenants in Section 9.14 of the Credit Agreement is hereby suspended with respect to the quarterly/annual testing periods ending on or after December 31, 2017 and continuing through and including March 31, 2019.

(d)Permission to Incur Certain Indebtedness and Liens to City National Bank. The Credit Parties are permitted to incur Indebtedness to City National Bank (“CNB”), and to secure such Indebtedness in liens against any or all of the Credit Parties assets, pursuant to the following documents:

a.	Letter Agreement dated as of March 9, 2018 between the Borrower and CNB (the “LC Side Letter”)

b.	The letters of credit referenced in the LC Side Letter (and any related letter of credit applications);

c.	Security Agreement dated as of March 9, 2018 between CNB and the Borrower; and

d.	Subordination Agreement dated as of March 9, 2018 between CNB and the Administrative Agent, and consented to by the Borrower.

(e)Permission to Distribute American Blue Ribbon Holdings, LLC. The Borrower is permitted to distribute all of the Equity Interests issued by American Blue Ribbon Holdings, LLC, a Delaware limited liability company (“Blue Ribbon”), and owned by the Borrower (the “Blue Ribbon Equity”), to Holdings, and Holdings is further permitted to distribute 95% of the Blue Ribbon Equity to Newport Global Opportunities Fund I-A AIV (ABRH) LP, a Delaware limited partnership (“Newport”) or its designee in redemption of 100% of Newport’s ownership of Equity Interests issued by Holdings (such transaction is referred to as the “Redemption”). Contemporaneously with the Redemption, the Administrative Agent is hereby authorized and directed by the Lenders to release Blue Ribbon and its subsidiaries, Legendary Baking of California, LLC, a Delaware limited liability company (“LBC”), and SVCC LLC, an Arizona limited liability company (“SVCC” and, collectively with Blue Ribbon and LBC, the “Blue Ribbon Companies”) from all of their respective obligations under the Credit Agreement or

(f) any other Loan Document (including, without limitation, the Collateral Agreement) and to terminate all Liens against any of the Blue Ribbon Companies in favor of the Administrative Agent with respect to any Loan Document. In connection with the Redemption, the Credit Parties are further permitted to: (i) transfer to the Blue Ribbon Companies any assets that are used primarily in the conduct of the business of the Blue Ribbon Companies constituting the commercial baking business known as “Legendary Baking” and the restaurant brands known as “Village Inn” and “Baker’s Square” (collectively, the “Blue Ribbon Business”); (ii) enter into one or more agreements with the Blue Ribbon Companies, to be effective from and after the Redemption, pursuant to which such Credit Parties will provide certain transition services to the Blue Ribbon Companies on terms and conditions determined by the Borrower in good faith to be fair and reasonable; and (iii) remain obligated with respect to leases and other agreements involving third parties that benefit the Blue Ribbon Business and that existed immediately prior to the date of consummation of the Redemption Transaction, but only until such time as the Credit Parties are able to obtain the consent of the applicable third parties to release the Credit Parties from obligations thereunder (and conditioned upon the Blue Ribbon Companies indemnifying the Credit Parties for any losses, claims or damages with respect thereto on terms determined by the Borrower in good faith to be fair and reasonable). None of the actions described in this Section 1.1(e) shall be deemed to constitute a Default or Event of Default under the Credit Agreement or any other Loan Document.

FEES AND EXPENSES

2.1    Amendment Fee. The Borrower shall promptly pay to the Administrative Agent, for the benefit of each Lender that executes this Amendment, an amendment fee in an amount equal to 2.00% multiplied by the sum of (x) the aggregate outstanding principal amount of such Lender’s Revolving Credit Loans as of the Amendment Effective Date plus (y) the aggregate outstanding principal balance of such Lender’s Term Loans as of the Amendment Effective Date.

2.2    Amendment Expenses. The Borrower shall promptly pay to the Administrative Agent all outstanding reasonable fees and expenses incurred by the Administrative Agent in connection with this Amendment.

ARTICLE III
MISCELLANEOUS

3.1    Representations and Warranties of Credit Parties. Each of the Credit Parties represents and warrants as follows:

(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)    This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d)    The representations and warranties set forth in Article VII of the Credit Agreement are true and correct as of the date hereof (except for those which expressly relate to an earlier date).

(e)    After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)    The Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

3.2    Reaffirmation of Obligations. Each of the Credit Parties hereby ratifies the Credit Agreement and the Collateral Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Secured Obligations.

3.3    Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

3.4    Further Assurances. Each of the Credit Parties agrees to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

3.5    Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.6    Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

3.7    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

3.8    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.9    No Actions, Claims, Etc. As of the date hereof, each Credit Party hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent or any Lender arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

3.10    Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 12.5 and 12.6 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:		ABRH, LLC, as Borrower
	By:	/s/ W. Craig Barber
	Name:	W. Craig Barber
	Title:	President

HOLDINGS:		FIDELITY NEWPORT HOLDINGS, LLC, as Holdings
	By:	/s/ W. Craig Barber
	Name:	W. Craig Barber
	Title:	President

[NOTE: GUARANTOR LIST AND SIGNATURE BLOCKS TO BE CONFIRMED]

GUARANTORS:		American Blue Ribbon Holdings, LLC
SVCC, LLC
O’Charley’s LLC
ABRH MANAGEMENT SERVICES, INC.
O’Charley’s Service Company, LLC
O’Charley’s Sports Bar, LLC
O’Charley’s Sports Bar Alabaster, LLC
OPI, LLC
O’Charley’s Management Company, LLC
O’Charley’s Restaurant Properties, LLC
99 Restaurants, LLC
99 West, LLC
99 Restaurants of Vermont, LLC
99 Restaurants of Massachusetts, LLC
99 Commissary, LLC
99 Restaurants of Boston, LLC
LEGENDARY BAKING OF CALIFORNIA, LLC

	By:	/s/ W. Craig Barber
	Name:	W. Craig Barber
	Title:	President

[Signature Page to Second Amendment to Credit Agreement]

ADMINISTRATIVE AGENT:		CANNAE HOLDINGS, LLC, as a Lender and as Administrative Agent
	By:	/s/ Richard L. Cox
	Name:	Richard L. Cox
	Title:	Managing Director and Chief Financial Officer

[Signature Page to Second Amendment to Credit Agreement]